Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of July 10, 2020, is entered into by and between Virgin Galactic, LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. (“PubCo” and, together with OpCo, the “Company”) and Michael Colglazier (the “Executive”). OpCo is a wholly-owned subsidiary of PubCo.

WHEREAS, the Company desires to employ the Executive (with OpCo being the technical employer of the Executive) and the Company and the Executive desire to enter into an agreement embodying the terms of such employment, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Employment Period. Effective as of July 20, 2020 (the “Effective Date”), the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Termination Date”), unless earlier terminated in accordance with the terms of this Agreement. If not previously terminated, effective as of the Initial Termination Date (and on every anniversary of the Initial Termination Date thereafter), the Employment Period shall be automatically extended by 12 months unless a party has previously provided the other party with written notice that it does not wish to have the Employment Period so extended (a “Non-Renewal”) at least 180 days prior to the end of the then-current Employment Period. Notwithstanding anything to the contrary in the foregoing, the Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 4 hereof.

2.    Terms of Employment.

(a)    Position and Duties.

(i)    Role and Responsibilities. During the Employment Period, the Executive shall serve as the sole Chief Executive Officer of PubCo and shall be its most senior executive officer, and shall perform such employment duties as are usual and customary for such position. The Executive shall report directly and solely to the Board and shall be appointed to serve on the Board on the Effective Date. In addition, during the Employment Period, the Company shall cause the Executive to be nominated to stand for election to the Board at any meeting of stockholders of the Company during which any such election is held and the Executive’s term as director will expire if he is not reelected; provided, however, that the Company shall not be obligated to cause such nomination if (A) any of the events constituting Cause (as defined below) have occurred and not been cured or (B) the Executive has issued a Notice of Termination. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement. The Executive shall primarily work at the Company’s offices located within 50 miles of Los Angeles, California; provided, however, that the parties acknowledge and agree that the Executive may be required to travel with relative frequency to Mojave, California and Las Cruces, New Mexico, as well as other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.

(ii)    Exclusivity. During the Employment Period, and excluding any periods of leave to which the Executive may be entitled, the Executive agrees to devote his full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for the Executive to: (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) fulfill limited teaching, speaking and writing engagements, and (C) manage his personal investments, in each case, so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of the Executive’s duties and responsibilities under this Agreement; provided, that with respect to the activities in subclauses (A) and/or (B), the Executive receives prior written approval from the Board.

(iii)    Spaceflights. Subject to availability, the parties acknowledge and agree that the Executive shall join a “Spaceflight” (which may include a test Spaceflight) in connection with the performance of his duties hereunder; in addition, the Executive may invite three guests to join a Spaceflight (which may include a test Spaceflight). In the event that all or any portion of such Spaceflight(s) is required to be imputed into the Executive’s income, the Company shall (at the time of imputation of such income) pay to the Executive a cash amount equal to the aggregate imputed federal, state and local taxes plus any taxes imposed on such cash amount so that the Executive on an after-tax basis is in the same position as if there had been no imputation of income on the Executive (and the Executive’s then-applicable marginal tax rates shall be used to calculate the cash amount).

(b)    Compensation and Benefits.

(i)    Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $1,000,000 per annum. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than pro-rata installments each calendar month and shall be pro-rated for partial years of employment. The Base Salary shall be reviewed annually by the Board or a subcommittee thereof, which shall give consideration to the base salaries paid to chief executive officers of companies in the Company’s peer group, and may be increased in its discretion, but not reduced, and the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased.

(ii)    Annual Cash Bonus. For each calendar year ending during the Employment Period, the Executive shall be eligible to earn a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives targeted at 100% of the Executive’s Base Salary (the “Target Bonus”), and ranging from 50% of the Executive’s Base Salary (if minimum / threshold performance goals are achieved) to a maximum of 150% of the Executive’s Base Salary (if maximum performance goals are achieved). The actual amount of any Annual Bonus shall be determined by the Board (or a subcommittee thereof) in its discretion, based on the achievement of individual and/or Company performance goals as determined by the Board (or a subcommittee thereof), and shall be pro-rated for any partial year of employment. The payment of any Annual Bonus, to the extent any Annual Bonus becomes payable, will be made on the date on which annual bonuses are paid generally to the Company’s senior executives, but in no event later than March 15th of the calendar year following the calendar year in which such Annual Bonus was earned, subject to the Executive’s continued employment through December 31 of the applicable calendar year. With respect to calendar year 2020 only, the Annual Bonus shall be equal to the product of 100% multiplied by the Base Salary earned from the Effective Date through December 31, 2020, subject to the Executive’s continued employment through December 31, 2020.

(iii)    Signing Bonus. The Company shall pay the Executive a cash signing bonus in an amount equal to $1,000,000, one-half of which shall be paid in a lump sum within fifteen days following the Effective Date, and one-half of which shall be paid in a lump sum within fifteen days following the first anniversary of the Effective Date, subject to the Executive’s continued employment through such anniversary.

(iv)    Equity Awards.

(A)    On the Effective Date, PubCo shall grant to the Executive a nonqualified option to purchase 500,000 shares of PubCo common stock (the “Option”). The Option shall have an exercise price per share equal to the Fair Market Value (as defined in PubCo’s 2019 Incentive Award Plan (the “Plan”)) on the grant date and shall have an outside expiration date of ten years from the grant date (and the vested portion of the Option shall remain exercisable for up to one year after any termination of the Executive’s service for any reason other than a termination for Cause, but in no event beyond the maximum term of the Option). In addition, on the Effective Date, PubCo shall grant to the Executive (i) a restricted stock unit award covering 70,000 shares of PubCo common stock (the “Signing RSU Award”) and (ii) a restricted stock unit award covering 500,000 shares of PubCo common stock (the “Additional RSU Award” and, together with the Option and the Signing RSU Award, the “Equity Awards”).    The Equity Awards shall be granted under the Plan, and the exercise price (if applicable) and any tax withholding obligation(s) associated with the Equity Awards may be settled by the Executive in his discretion through a Company “net settlement”. Subject to the Company’s insider trading policy, the Executive may also in his discretion enter into a Rule 10b5-1 trading plan with respect to his Company shares.

(B)    The Signing RSU Award shall be vested as to 50% of the restricted stock units on the Effective Date and shall vest with respect to the remaining 50% of the restricted stock units on the first anniversary of the Effective Date, subject to the Executive’s continued service with the Company through such first anniversary.

(C)    Subject to the Executive’s continued service with the Company through the applicable vesting date, the Additional RSU Award shall vest (x) with respect to 25% of the restricted stock units on the first anniversary of the Effective Date, and (y) as to the remaining 75% of the restricted stock units, in 12 substantially equal installments on each of the 12 quarterly anniversaries thereafter.

(D)    Subject to the Executive’s continued service with the Company through the applicable vesting date, the Option shall vest and become exercisable in 60 substantially equal monthly installments on each monthly anniversary of the Effective Date during the five-year period following the Effective Date.

(E)    The terms and conditions of each Equity Award shall be set forth in separate award agreements in forms to be entered into by PubCo and the Executive which are attached hereto as Exhibit A (the “Award Agreements”). Except as otherwise specifically provided in this Agreement, the Equity Awards shall be governed in all respects by the terms of and conditions of the Plan and the applicable Award Agreement but shall not conflict with the terms of this Agreement. The Award Agreements for the Signing RSU Award and the Additional RSU Award shall provide that the restricted stock units shall be settled within 30 days following the applicable vesting date(s). The Equity Awards shall be subject to Section 8.3 of the Plan as in effect on the Effective Date.

(F)    In addition to the Equity Awards, the Executive shall be eligible to receive annual equity-based compensation awards as determined by the Board (or a subcommittee thereof) from time to time, which awards may be in such amount, form(s) and mix, and with such other terms and conditions, as the Board (or such subcommittee) shall determine in its sole discretion taking into account the Executive’s and the Company’s performance.

(v)    Benefits. During the Employment Period, the Executive (and the Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs including any medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs on the same terms and conditions as those applicable to similarly situated senior executives. In addition, during the Employment Period, the Executive shall be eligible to participate in any retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executive officers. Nothing contained in this Section 2(b)(v) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program. The Executive shall be indemnified by the Company (and covered under a Company maintained directors and officers errors and omissions liability insurance policy) in accordance with the Indemnification and Advancement Agreement attached hereto as Exhibit B (the “Indemnification Rights”).

(vi)    Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of his duties under this Agreement in accordance with the policies, practices and procedures of the Company provided to employees of the Company. The Executive’s legal fees and expenses actually incurred in connection with the drafting, review and negotiation of this Agreement and its exhibits and related materials shall be paid by the Company (to either the Executive or the Executive’s legal counsel) within no later than 45 days after the Effective Date, subject to the Executive’s delivery to the Company of documentation evidencing such fees and expenses within 30 days after the Effective Date; provided, however, that such Company payment or reimbursement shall not exceed $15,000.

(vii)    Fringe Benefits. During the Employment Period, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its employees from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide.

(viii)    Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its employees, but in no event shall the Executive accrue less than 200 hours of vacation per calendar year (pro-rated for any partial year of service); provided, however, that the Executive shall not accrue any vacation time in excess of 350 hours (the “Accrual Limit”), and shall cease accruing vacation time if the Executive’s accrued vacation reaches the Accrual Limit until such time as the Executive’s accrued vacation time drops below the Accrual Limit.

3.    Termination of Employment.

(a)    Death or Disability. The Executive’s employment shall terminate automatically upon the Executive’s death during the Employment Period. Either the Company or the Executive may terminate the Executive’s employment in the event of the Executive’s Disability during the Employment Period.

(b)    Termination by the Company. The Company may terminate the Executive’s employment during the Employment Period for Cause or without Cause.

(c)    Termination by the Executive. The Executive’s employment may be terminated by the Executive for any or no reason, including with Good Reason or by the Executive without Good Reason.

(d)    Notice of Termination. Any termination of employment (other than due to the Executive’s death), shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 11(b) hereof. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder.

(e)    Termination of Offices and Directorships; Return of Property. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. In addition, upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Executive has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that the Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties.

4.    Obligations of the Company upon Termination.

(a)    Accrued Obligations. In the event that the Executive’s employment under this Agreement terminates during the Employment Period for any reason, the Company will pay or provide to the Executive: (i) any earned but unpaid Base Salary and accrued vacation time, (ii) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with Section 2(b)(vi) hereof, (iii) any unpaid Annual Bonus for a prior completed calendar year and (iv) any vested rights or amounts due to the Executive under any plan, program or policy of the Company including without limitation the Indemnification Rights (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (i) – (ii) of the preceding sentence shall be paid within 30 days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clauses (iii) – (iv) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program.

(b)    Qualifying Termination. Subject to Sections 4(c), 4(e) and 11(d), and the Executive’s continued compliance with the provisions of Section 7 hereof, if the Executive’s employment with the Company is terminated during the Employment Period due to a Qualifying Termination, then in addition to the Accrued Obligations, the Executive shall be entitled to receive the items in clauses (i) through (v) below and none of which shall be subject to mitigation or offset:

(i)    Cash Severance. The Company shall pay the Executive an amount equal to 1.0 (if the Date of Termination occurs after the second anniversary of the Effective Date) or 2.0 (if the Date of Termination occurs on or before the second anniversary of the Effective Date) (whichever is applicable, “Severance Multiplier”) multiplied by the sum of (i) the Base Salary and (ii) the Target Bonus, disregarding any reductions in either of which that constituted Good Reason, (the “Severance”); provided, however, that in the event the Date of Termination occurs on or within 24 months following a Change in Control, then the Severance Multiplier shall be 2.0. The Severance shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices over a number of months (such number is equal to the product of the Severance Multiplier multiplied by 12) following the Executive’s Date of Termination, but shall commence on the first payroll date following the effective date of the Release (as defined below), and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon; provided, however that if the Date of Termination occurs on or within 24 months following a Change in Control that constitutes a “change in control event” for purposes of Section 409A (as defined below), the Severance shall be paid in a single lump sum cash payment within 30 days following the Date of Termination.

(ii)     COBRA. Subject to the Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, the Company shall continue to provide, during the COBRA Period, the Executive and the Executive’s eligible dependents with coverage under its group health plans at the same levels and the same cost to the Executive as would have applied if the Executive’s employment had not been terminated based on the Executive’s elections in effect on the Date of Termination, provided, however, that (A) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (B) the Company is otherwise unable to continue to cover the Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Executive in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof), along with an additional amount equal to the aggregate federal, state and local taxes plus any taxes imposed on such amount so that the Executive on an after-tax basis is in the same position as if the Company subsidy had not been taxable (and calculated based on the Executive’s then-applicable marginal tax rates). For purposes of this Agreement, “COBRA Period” shall mean the period beginning on the Date of Termination and ending on the 12-month anniversary thereof; provided, however, that in the event the Qualifying Termination occurs either (i) on or prior to the second anniversary of the Effective Date or (ii) on or within 24 months following a Change in Control, then the COBRA Period instead shall end on the 18-month anniversary thereof.

(iii)     Equity Acceleration. Each of the Equity Awards (and any other then-outstanding unvested Company equity compensation awards that vest solely on the passage of time) shall vest and become exercisable (as applicable) on an accelerated basis as of the Date of Termination with respect to the number of shares or restricted stock units, as applicable, that would have vested, after the Date of Termination, as if the Executive had remained in continuous service beyond the Date of Termination for an additional number of months equal to the product of the Severance Multiplier multiplied by 12. Notwithstanding the foregoing, in the event that the Date of Termination occurs on or within 24 months following a Change in Control, then each of the Equity Awards (and any other then-outstanding unvested Company equity compensation awards that vest solely on the passage of time) shall become fully vested and, to the extent applicable, exercisable, on an accelerated basis as of the Date of Termination.

(iv)     Annual Bonus. The Executive shall remain eligible to be paid the Annual Bonus for the calendar year in which the Date of Termination occurs in accordance with Section 2(b)(ii) provided however that the magnitude of any such Annual Bonus shall be multiplied by a fraction which is equal to the number of days elapsed in such calendar year as of the Date of Termination divided by 365 (or 366 if the calendar year is a leap year).

(v)    Spaceflight. In the event of a Qualifying Termination described in subclauses (i), (ii) or (iv) of such definition, the Executive (and his guests) shall remain entitled to join a Spaceflight as described in Section 2(a)(iii), if not previously satisfied prior to or on the Date of Termination.

(c)    Release. Notwithstanding the foregoing, it shall be a condition to the Executive’s right to receive the amounts provided for in Section 4(b) hereof that the Executive execute and deliver to the Company a release of claims in substantially the form attached hereto as Exhibit C (the “Release”) within 21 days (or, to the extent required by law, 45 days) following the Date of Termination and that the Executive not revoke such Release during any applicable revocation period. For the avoidance of doubt, all equity awards eligible for accelerated vesting pursuant to Section 4(b) hereof shall remain outstanding and eligible to vest following the Date of Termination and shall actually vest and become exercisable (if applicable) and non-forfeitable as of the Date of Termination, subject to the Release becoming effective by its own terms.

(d)    Other Terminations. If the Executive’s employment is terminated for any reason not described in Section 4(b) hereof, the Company will pay the Executive only the Accrued Obligations.

(e)    Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 4, shall be paid to the Executive during the six-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period. For avoidance of doubt, any Company restricted stock units whose settlement is delayed under this paragraph shall continue to remain in the form of restricted stock units during the applicable delay period.

(f)    Exclusive Benefits. Except as expressly provided in this Section 4 and subject to Section 5 hereof, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment.

5.    Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

6.    Excess Parachute Payments; Limitation on Payments.

(a)    Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 4 hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). In all cases, if there are any reductions to the Total Payments under this paragraph, the reduction shall be performed in a manner which results in the greatest after-tax amount being retained by the Executive and in manner which comports with Section 409A.

(b)    Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company (provided however that Independent Advisors may not without the Executive’s written consent be the firm which serves as the auditor for the ultimate parent of the entity acquiring the Company) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

(c)    Discount Rate. As expressly permitted by Q/A #32 of the final regulations under Section 280G of the Code, with respect to performing any present value calculations that are required in connection with this Section 6, the parties affirmatively elect to utilize the Applicable Federal Rates that are in effect as of the execution of this Agreement (the “July 2020 AFRs”) and the Independent Advisors shall therefore use such July 2020 AFRs in its determinations and calculations.

7.    Restrictive Covenants.

(a)    The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates, which shall have been obtained by the Executive in connection with the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, to anyone other than the Company and those designated by it; provided, however, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company.

(b)    While employed by the Company, the Executive shall not be engaged in any other business activity that would be competitive with the business of the Company and its subsidiaries or affiliates. In addition, while employed by the Company and, for a period of 12 months after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of the Company and/or its subsidiaries and affiliates to terminate their employment or other relationship with the Company and its subsidiaries and affiliates or to cease to render services to the Company and/or its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity except, in each case, to the extent the foregoing occurs as a result of general advertisements or other solicitations not specifically targeted to such employees and consultants. During his employment with the Company and thereafter, the Executive shall not use any trade secret of the Company or its subsidiaries or affiliates to solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Company and its subsidiaries and affiliates to terminate its relationship therewith or transfer its business from any member of the Company and its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(c)    Subject to Section 7(f), during the Executive’s service with the Company and thereafter, excepting any litigation between the parties, (i) the Executive agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its subsidiaries or affiliates, or that are otherwise disparaging of any policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards of the Company, its affiliates or any of their past or present officers, directors, employees, advisors or agents, and (ii) the Company’s directors and officers shall not publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on the Executive’s personal or business reputation or business.

(d)    In recognition of the fact that irreparable injury will result to a party in the event of a breach by the other party of its obligations under Sections 7(a)-(c), that monetary damages for such breach would not be readily calculable, and that the aggrieved party would not have an adequate remedy at law therefor, each party acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the aggrieved party shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the offending party.

(e)    The Executive hereby acknowledges that the Executive is concurrently entering into an agreement with the Company, substantially in the form attached hereto as Exhibit D, containing confidentiality, intellectual property assignment and other protective covenants (the “PIIA”), that the Executive shall be bound by the terms and conditions of the PIIA, and that such agreement shall be additional to, and not in limitation of, the covenants contained in this Section 7.

(f)    Notwithstanding anything in this Agreement or the PIIA to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If the Executive is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, the Executive shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony.

8.    Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of the Executive’s obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by the Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

9.    Successors.

(a)    This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)    This Agreement shall inure to the benefit of and be binding upon OpCo, PubCo and their respective successors and assigns.

10.    Certain Definitions.

(a)    “Board” means the Board of Directors of PubCo.

(b)    “Cause” means the occurrence of any one or more of the following events:

(i)    the Executive’s willful failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason and other than the mere failure to achieve specified performance goals or objectives), including the Executive’s failure to follow any lawful directive from the Board within the reasonable scope of the Executive’s duties;

(ii)    the Executive’s commission of, or entry of a plea of guilty or nolo contendere to, (A) a felony crime (excluding vehicular crimes) or (B) a crime of moral turpitude;

(iii)    the Executive’s material breach of any material obligation under any written agreement with the Company or its affiliates or under any applicable written policy of the Company or its affiliates (including any code of conduct or harassment policies);

(iv)    any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by the Executive; or

(v)    the Executive’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by the Executive of his fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its affiliates.

Notwithstanding the foregoing, except with respect to clause (ii)(A), the Executive’s employment will not be terminated for Cause unless and until (1) the Company provides the Executive with written notice setting forth the facts and circumstances claimed by the Company to constitute Cause, and (2) the Executive fails to cure or remedy such acts or omissions within 10 days following his receipt of such notice (and during such 10 day period Executive has had the opportunity with the assistance of his own legal counsel to appear before the Board to address such matter).

(c)    “Change in Control” has the meaning set forth in the Plan.

(d)    “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder.

(e)    “Date of Termination” means the date on which the Executive’s employment with the Company terminates.

(f)    “Disability” means that the Executive has become entitled to receive benefits under an applicable Company long-term disability plan or, if no such plan covers the Executive, then under the applicable definition provided by Section 409A as determined in the reasonable discretion of the Board.

(g)    “Good Reason” means the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:

(i)     a diminution in the Executive’s Base Salary, Annual Bonus opportunity or Target Bonus percentage;

(ii)     a diminution in the Executive’s title, authority or duties or reporting relationship (including the Executive ceasing to serve as the chief executive officer of PubCo or on or after a Change in Control the Executive ceasing to be the chief executive officer of the entity that is the ultimate parent entity of PubCo (or its successor) if there is such a parent entity), as contemplated by this Agreement, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Executive, but including PubCo’s failure to cause the Executive to be nominated to stand for election to the Board in accordance with Section 2(a)(i);

(iii)     the Company requiring that the Executive’s principal work location be moved to a location that is more than 50 miles from Los Angeles, California; or

(iv)     the Company’s material breach of this Agreement (which for avoidance of doubt can occur before the Effective Date) or any other written agreement between the Company and the Executive.

Notwithstanding the foregoing, the Executive’s employment will not be deemed to have resigned for Good Reason unless (1) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within 60 days after the date of the occurrence of any event that the Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the Executive’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period.

(h)    “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice unless as otherwise provided upon a termination for Good Reason).

(i)     “Qualifying Termination” means a termination of the Executive’s employment (i) by the Company without Cause, (ii) by the Executive for Good Reason, (iii) due to the Executive’s Disability or death or (iv) by reason of a Non-Renewal of the Employment Period by the Company and the Executive is willing and able, at the time of such Non-Renewal, to continue performing services on the terms and conditions set forth herein.

(j)    “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

(k)    “Separation from Service” means a “separation from service” (within the meaning of Section 409A).

11.    Miscellaneous.

(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive: at the Executive’s most recent address on the records of the Company.

If to the Company:

Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, NM 8801

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall be provided to the Executive as compensation (and not as a loan) to the Executive (and as such shall be subject to tax withholding obligations).

(d)    Section 409A of the Code.

(i)    To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 11(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.

(ii)    Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event

(such as termination of employment) occurs shall commence payment only as soon as possible in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service.

(iii)    To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

(e)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(f)    Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(g)    No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(h)    Entire Agreement. As of the Effective Date, this Agreement (including the exhibits attached hereto) constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. In the event of any conflict in terms between this Agreement and any other agreement between the Executive and the Company (including the exhibits to this Agreement), the terms of this Agreement shall prevail and govern.

(i)    Arbitration.

(i)     Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to the Executive’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon the Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (A) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; or (B) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator.

(ii)     “Persons Subject to Arbitration” means, individually and collectively, (A) the Executive, (B) any person in privity with or claiming through, on behalf of or in the right of the Executive, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

(iii)     The arbitration shall take place before a single neutral arbitrator at the JAMS office in Los Angeles, California. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS then in effect. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction.

(iv)     In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom). The Company shall pay for all arbitration related fees and costs that Executive would not have incurred if the dispute was adjudicated in a court of law; provided, however, that if the Executive initiates a claim subject to arbitration, the Executive shall pay any filing fee up to the amount that the Executive would be required to pay if the Executive initiated such claim in a court of law.

(v)     THE EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION.

(vi)     THE EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING.

(vii)     This Section 11(i) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 11(i) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 11(i). To the extent applicable law imposes additional requirements to allow enforcement of this Section 11(i), this Agreement shall be interpreted to include such terms or conditions.

(j)    Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

(k)    Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of OpCo and PubCo has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

“OPCO”

By:	/s/ Michelle Kley
Name:	Michelle Kley
Title:	Secretary

“PUBCO”

By:	/s/ Chamath Palihapitiya
Name:	Chamath Palihapitiya
Title:	Chairman of the Board of Directors

“EXECUTIVE”

/s/ Michael Colglazier
Michael Colglazier

S-1

EXHIBIT A

FORMS OF AWARD AGREEMENTS

[Attached]

A-1

VIRGIN GALACTIC HOLDINGS, INC.

2019 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”) has granted to the participant listed below (“Participant”) the stock option (the “Option”) described in this Stock Option Grant Notice (the “Grant Notice”), subject to the terms and conditions of the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	Michael Colglazier

Grant Date:	July 20, 2020

Exercise Price per Share:	[100% of the FMV on the Grant Date]

Shares Subject to the Option:	500,000

Final Expiration Date:	July 20, 2030

Vesting Commencement Date:	July 20, 2020

Vesting Schedule:	The Option shall vest and become exercisable with respect to 1/60th of the Shares subject to the Option on each monthly anniversary of the Vesting Commencement Date over the five-year period following the Vesting Commencement Date, subject to Participant not having experienced a Termination of Service before the applicable vesting date.

Type of Option	Non-Qualified Stock Option

By accepting (whether in writing, electronically or otherwise) the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement, and agrees that the Option is granted in satisfaction of the Company’s obligation to grant the Option as defined and described in Section 2(b)(iv)(A) of the Employment Agreement (as defined in the Agreement). Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

VIRGIN GALACTIC HOLDINGS, INC.	PARTICIPANT

By:
Name:	Michael Colglazier
Title:

1

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1    Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. In the event of any inconsistency between the Employment Agreement and either the Plan or this Agreement, the terms of the Employment Agreement will control.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1    Commencement of Exercisability.

(a)    The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated.

(b)    In addition, the then-unvested portion of the Option shall vest and become exercisable as set forth in Section 4(b) of that certain Employment Agreement by and between the Participant, Virgin Galactic, LLC, and the Company, dated as of July     , 2020 (the “Employment Agreement”). The accelerated vesting in this Section 2.1(b)(i) is subject to Participant’s timely execution and non-revocation of a general release of claims as described in the Employment Agreement.

(c)    The Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason (after taking into consideration any accelerated vesting and exercisability which may occur in connection with such Termination of Service) except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company (including without limitation the Employment Agreement).

2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.

2.3    Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)    The final expiration date in the Grant Notice;

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(b)    Except as the Administrator may otherwise approve, the expiration of one year from the date of Participant’s Termination of Service for any reason other than for Cause; and

(c)    Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.

As used in this Agreement, “Cause” shall have the meaning set forth in the Employment Agreement.

ARTICLE III.

EXERCISE OF OPTION

3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

3.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3    Tax Withholding.

(a)    The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Option in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. Notwithstanding the generality of the foregoing, the Option shall be subject to Section 8.3 of the Plan as in effect on the Grant Date.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address,

3

email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7    Entire Agreement. The Plan, the Grant Notice, the Employment Agreement and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant (including without limitation the Employment Agreement).

4

4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * * *

5

VIRGIN GALACTIC HOLDINGS, INC.

2019 INCENTIVE AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:	Michael Colglazier

Grant Date:	July 20, 2020

Number of RSUs:	[70,000 / 500,000]

Vesting Commencement Date:	July 20, 2020

Vesting Schedule:

[50% of the RSUs shall be vested on the Grant Date and 50% of the RSUs shall vest on the first anniversary of the Vesting Commencement Date, subject to Participant not having experienced a Termination of Service before such first anniversary.]

[Subject to Participant not having experienced a Termination of Service before the applicable vesting date, the RSUs shall vest with respect to 25% of the RSUs on the first anniversary of the Vesting Commencement Date and as to the remaining 75% of the RSUs in substantially equal installments on each of the 12 quarterly anniversaries thereafter.]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement, and agrees that the RSUs are granted in satisfaction of the Company’s obligation to grant the [Signing RSU Award / Additional RSU Award] as defined and described in Section 2(b)(iv)(A) of the Employment Agreement (as defined in the Agreement). Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

VIRGIN GALACTIC HOLDINGS, INC.	PARTICIPANT

By:
Name:	Michael Colglazier
Title:

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Restricted Stock Unit Agreement (this “Agreement”) have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1    Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to the distribution of any Shares until the time (if ever) the RSUs have vested.

1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control. In the event of any inconsistency between the Employment Agreement and either the Plan or this Agreement, the terms of the Employment Agreement will control.

1.3    Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1    Vesting; Forfeiture.

(a)    The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In addition, the RSUs may be subject to accelerated vesting in accordance with Section 4(b) of that certain Employment Agreement by and between the Participant, Virgin Galactic, LLC, and the Company, dated as of July     , 2020 (the “Employment Agreement”). The accelerated vesting in this Section 2.1 is subject to Participant’s timely execution and non-revocation of a general release of claims as described in the Employment Agreement. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited (after taking into consideration any accelerated vesting which may occur in connection with such Termination of Service), except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company (including without limitation the Employment Agreement).

(b)    As used in this Agreement, “Cause” shall have the meaning set forth in the Employment Agreement.

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2.2    Settlement.

(a)    The RSUs will be paid in Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than 30 calendar days following the date on which the applicable RSU vests.

(b)    Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of additional taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2    Tax Withholding.

(a)    The Company shall withhold, or cause to be withheld, Shares otherwise vesting or issuable under this Award (including the RSUs) in satisfaction of any applicable withholding tax obligations. The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the RSUs, and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan. Notwithstanding the generality of the foregoing, the RSUs shall be subject to Section 8.3 of the Plan as in effect on the Grant Date.

4.2    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or

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facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.7    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.8    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.9    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.10    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant (including without limitation the Employment Agreement).

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4.11    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

* * * *

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EXHIBIT B

INDEMNIFICATION AND ADVANCEMENT AGREEMENT

[Attached]

B-1

Virgin Galactic Holdings, Inc.

Indemnification and Advancement Agreement

This Indemnification and Advancement Agreement (“Agreement”) is made as of July 10, 2020 by and between Virgin Galactic Holdings, Inc., a Delaware corporation (the “Company”), and Michael Colglazier, a member of the Board of Directors or an officer of the Company (“Indemnitee”). This Agreement supersedes and replaces any and all agreements between the Indemnitee and the Company to the extent covering the indemnification of such Indemnitee as a member of the Board of Directors or an officer of the Company.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Certificate of Incorporation of the Company (the “Certificate of Incorporation”) requires indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to hold harmless and indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and any resolutions adopted pursuant thereto, and is not a substitute therefor, nor diminishes or abrogates any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Certificate of Incorporation, DGCL and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.    Services to the Company. Indemnitee agrees or has agreed to serve as a director or officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2.    Definitions. As used in this Agreement:

(a)    “Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (as in effect on the date hereof).

(b)    “Agent” means any person who is or was a director, officer or employee of the Company or an Enterprise or other person authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(c)    “Certificate of Incorporation” means the Certificate of Incorporation of the Company.

(d)    A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

i.    Acquisition of Stock by Third Party. Any Person (as defined below) other than a Designated Person, is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii.    Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, (the “Initial Board”) cease for any reason to constitute at least a majority of the members of the Board (a “Board Change”); provided, however, that no change to the composition of the Initial Board shall be considered for the purposes of determining whether a Board Change has occurred to the extent such change resulted from a designation made in accordance with the Stockholders’ Agreement by and among the Company, Vieco USA, Inc., a Delaware corporation (“Vieco US”), SCH Sponsor Corp., a Cayman Islands exempted company (“SCH Sponsor Corp.”), and Chamath Palihapitiya, as may be amended from time to time;

iii.    Corporate Transactions. The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (1) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (2) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

iv.    Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

v.    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi.    For purposes of this Section 2(d), the following terms have the following meanings:

1	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(e)    “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(f)    “Designated Person” means Vieco US and its Affiliates and Related Parties and Chamath Palihapitiya and his Affiliates and Related Parties.

(g)    “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(h)    “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, fiduciary or Agent.

(i)    “Expenses” shall be broadly construed and shall include, without limitation, all reasonable costs, disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding (including all reasonable attorneys’ fees, retainers, court costs, mediation fees, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement and ERISA excise taxes and penalties). Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(j)    “finally adjudged” or “final adjudication” means determined by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing (and from which there is no further right of appeal).

(k)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel, regardless of the manner in which such Independent Counsel was selected.

(l)    “Potential Change in Control” means the occurrence of any of the following events: (i) the Company enters into any written or oral agreement, undertaking or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Company publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(m)    “Proceeding” shall be broadly construed and mean any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

(n)    “Related Party” means, with respect to any Person, (a) any controlling stockholder, controlling member, general partner, subsidiary, spouse or immediate family member (in the case of an individual) of such Person, (b) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners or owners of which consist solely of one or more of Vieco US, SCH Sponsor Corp., or Chamath Palihapitiya, and each’s respective Affiliates (other than the Company and its subsidiaries) and Related Parties and/or such other Persons referred to in the immediately preceding clause (a), or (c) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (b), acting solely in such capacity.

Section 3.    Indemnity in Third-Party Proceedings. The Company will hold harmless and indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law against all loss and liability suffered, Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein if (a) such Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and (b) in the case of a criminal Proceeding, such Indemnitee had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 4.    Indemnity in Proceedings by or in the Right of the Company. The Company will hold harmless and indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will hold harmless and indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, if applicable law so provides, the Company will not hold harmless and indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the State of Delaware or any court in which the Proceeding was brought determines that such indemnification may be made.

Section 5.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law, the Company will hold harmless and indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding in which Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will hold harmless and indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement and to the fullest extent permitted by the DGCL, the Company will hold harmless and indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee, by reason of Indemnitee’s Corporate Status, is a witness, deponent, interviewee, or otherwise asked to participate.

Section 7.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will hold harmless and indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.    Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5, the Company will hold harmless and hold harmless and indemnify Indemnitee against all against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf to the fullest extent permitted by applicable law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the date of this Agreement that expand the Company’s ability to hold harmless and indemnify its officers and directors) if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally adjudged (subject to the presumptions, set forth in Section 13) to be unlawful.

Section 9.    Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to make any indemnification payment to Indemnitee in connection with any Proceeding:

(a)    for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 16(b), and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)    for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, if any, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(c)    initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 10.    Advances of Expenses.

(a)    The Company will advance, to the fullest extent permitted by the DGCL, but subject to the terms of this Agreement, all Expenses incurred by Indemnitee or on behalf of Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b)    Advances will be unsecured and interest free. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 11.    Procedure for Notification of Claim for Indemnification or Advancement.

(a)    Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the allegations underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to so notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay or defect in so notifying the Company will not constitute a waiver by

Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b)    The Company will be entitled to participate in the Proceeding at its own expense, provided, that the Company will not be entitled to assume the defense of such Proceedings on Indemnitee’s behalf without Indemnitee’s prior written consent.

(c)    The Company will not settle any Proceeding (in whole or in part) if such settlement would attribute to Indemnitee any admission of liability or impose any Expense, judgment, liability, fine, penalty or obligation or limitation on Indemnitee without Indemnitee’s prior written consent, which shall not be unreasonably withheld.

Section 12.    Procedure Upon Application for Indemnification.

(a)    Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

i.    by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii.    by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

iii.     if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

iv.    if so directed by the Board, by the stockholders of the Company.

(b)    If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c)    The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d)    Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e)    If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within ten (10) days after such determination.

Section 13.    Presumptions and Effect of Certain Proceedings.

(a)    It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    If the determination of the Indemnitee’s entitlement to indemnification has not made pursuant to Section 12 within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period may be extended an additional fifteen (15) days if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 12(a)(iv) of this Agreement.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d)    For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. Whether or not the foregoing provisions of this Section 13(d) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. The provisions of this Section 13(d) is not exclusive and does not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

(f)    The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

Section 14.    Remedies of Indemnitee.

(a)    Indemnitee may commence litigation against the Company in the Court of Chancery of the State of Delaware to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not timely advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not hold harmless and indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) the Company does not hold harmless and indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee must commence such Proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Agreement. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement.

(c)    If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)    It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement or to recover under any directors’ and officers’ liability insurance policy by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by law, will (within ten (10) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company and will hold harmless and indemnify Indemnitee against any and all such Expenses, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous.

Section 15.    Establishment of Trust.

(a)    In the event of a Potential Change in Control or a Change in Control, the Company will, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee will fund such Trust in an amount sufficient to satisfy the reasonably anticipated indemnification and advancement obligations of the Company to the Indemnitee in connection with any Proceeding for which Indemnitee has demanded indemnification and/or advancement prior to the Potential Change in Control or Change in Control (the “Funding Obligation”). The trustee of the Trust (the “Trustee”) will be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 15 relieves the Company of any of its obligations under this Agreement.

(b)    The amount or amounts to be deposited in the Trust pursuant to the Funding Obligation will be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement. The terms of the Trust will provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control: (i) the Trust may not be revoked, or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the Trustee will advance Expenses, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee; (iii) the Company will continue to fund the Trust in accordance with the Funding Obligation; (iv) the Trustee will promptly pay to the Indemnitee all amounts for which the Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent

Counsel selected in accordance with Section 12(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. The terms of the Trust shall provide that New York law (without regard to its conflicts of laws rules) will govern the Trust and the Trustee will consent to the exclusive jurisdiction of Court of Chancery of the State of Delaware, in accordance with Section 25 of this Agreement.

Section 16.    Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The indemnification and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws of the Company, any agreement, a vote of stockholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of the Certificate of Incorporation, the Bylaws of the Company or this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any such amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b)    The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more Persons with whom or which Indemnitee may be associated (including, without limitation, any Designated Person).

i.    The Company hereby acknowledges and agrees:

1)    the Company is the indemnitor of first resort with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding arising from or related to Indemnitee’s Corporate Status with the Company;

2)     the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding arising from or related to Indemnitee’s Corporate Status, whether created by law, organizational or constituent documents, contract (including this Agreement) or otherwise;

3)    any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Designated Person) to hold harmless and indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations;

4)    the Company will hold harmless and indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including any Designated Person) or insurer of any such Person; and

ii.    the Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated (including, without limitation, any Designated Person) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against any Designated Person(or former Designated Person), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Designated Person(or former Designated Person), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

iii.    In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Designated Person) or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement, and the Company shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable such payor to bring suit to enforce such rights. The Company and the undersign agree that the such payor shall be a third-party beneficiary with respect to this Section 16(b)(iii), entitled to enforce this Section 16(b)(iii) as though such payor was a party to this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Designated Person) or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to hold harmless and indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Designated Person).

iv.    Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Designated Person) is specifically in excess over the Company’s obligation to hold harmless and indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or Agents of the Enterprise, the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or Agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, hold harmless and indemnify or advance Expenses to Indemnitee as required by this Agreement. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to make reasonable efforts to assist the Company’s efforts to cause the insurers to pay such amounts.

(d)    The Company has not entered into as of the date hereof, and following the date hereof shall not enter into, any indemnification agreement or similar arrangement, or amend any existing agreement or arrangement, with any existing or future director or officer of the Company that has the effect of establishing rights of indemnification and contribution benefiting such director or officer in a manner more favorable in any respect than the rights of indemnification and contribution established in favor of the Indemnitee by this Agreement, unless, in each such case, the Indemnitee is offered the opportunity to receive the rights of indemnification and contribution of such agreement or arrangement. All such agreements and arrangements shall be in writing.

Section 17.    Duration of Agreement. This Agreement and the obligations of the Company hereunder continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to serve as a director or officer of the Company or (b) one (1) year after the final adjudication or final termination by settlement of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives. The Company shall require and shall cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of the Company to, by written agreement, expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 18.    Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 19.    Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification in excess of that expressly provided, without limitation, by the Certificate of Incorporation, vote of the Company stockholders or disinterested directors, or applicable law.

Section 20.    Enforcement.

(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as a director or officer of the Company.

(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 21.    Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement will be deemed or constitutes a waiver of any other provisions of this Agreement nor will any waiver constitute a continuing waiver.

Section 22.    Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23.    Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b)    If to the Company to:

Virgin Galactic Holdings, Inc.

166 North Roadrunner Parkway, Suite 1C

Las Cruces, New Mexico 88011

Attention:    Legal Department

Telephone:    (575) 424-2100

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24.    Contribution.

(a)    Whether or not the indemnification provided in Sections 3, 4 or 8 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)    Without diminishing or impairing the obligations of the Company set forth in Section 24(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)    The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement may be brought only in the Court of Chancery of the State of Delaware and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware for purposes of any action or Proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Court of Chancery of the State of Delaware, and (iv) waive, and agree not to plead or to make, any claim that any such action or Proceeding brought in the Court of Chancery of the State of Delaware has been brought in an improper or inconvenient forum.

Section 26.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27.    Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

VIRGIN GALACTIC HOLDINGS, INC.		INDEMNITEE

By:	/s/ Michelle Kley	/s/ Michael Colglazier
Name:	Michelle Kley	Name:	Michael Colglazier
Office:	Executive Vice-President,
General Counsel & Secretary

EXHIBIT C

GENERAL RELEASE

1.    Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Virgin Galactic, LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. a Delaware corporation (“PubCo” and, together with OpCo, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act.    This general release is the “Release” contemplated by Section 4(c) of the employment agreement referenced in Section 2 below and which, once effective, entitles the undersigned to the benefits provided by Section 4(b) of the employment agreement referenced in Section 2 below.

2.    Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 4(a) and also under Section 4(b) of that certain Employment Agreement, effective as of July 20, 2020, between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement (including without limitation the Award Agreements as defined in the Employment Agreement) between the undersigned and PubCo, (iii) with respect to Section 2(b)(vi) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company and also the “Indemnification Rights” as defined in the Employment Agreement, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.    Unknown Claims.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4.    Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5.    Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them.

6.    No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then if the Claims are dismissed because of this Release, the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

7.    No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

8.    OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)

the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)

the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

(iii)

the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)	the Company advises the undersigned to consult with an attorney prior to executing this Release;

(v)

the undersigned has been given at least [21][1] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and

(vi)

the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not previously revoked this Release. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Pacific time] on the seventh day after this Release is executed by the undersigned.

9.    Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                 ,     .

Michael Colglazier

[1]	NTD: Use 45 days in a group termination.

EXHIBIT D

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

[Attached]

D-1

VIRGIN GALACTIC, LLC

Employee Invention Assignment and Confidentiality Agreement

As a condition of my employment or continued employment with Virgin Galactic, LLC, together with its parents, subsidiaries, affiliates, successors or assigns (together, the “Company”), and in consideration of my employment or continued employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the terms under this Employee Invention Assignment and Confidentiality Agreement (the “Intellectual Property Agreement”) set forth herein.

1.    Employment.

(a)    I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes “at-will” employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or me, as set forth in the Employment Agreement to which this Intellectual Property Agreement is attached.

(b)    I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity related to the business in which the Company is now involved or becomes involved during the term of my employment and I will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company nor will I engage in any other activities that conflict with my obligations to the Company.

(c)    I recognize and agree that I have no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email or text messages and voice messages) (“Systems”), and that my activity and any files or messages on or using any of those systems may be monitored at any time without notice. I also agree that such Systems may only be used by me for Company purposes, and that I will not use the Systems for personal purposes.

2. Confidential Information.

(a)    Company Information. I agree at all times during and after the term of my employment (my “Relationship with the Company”) and thereafter, except for the benefit of the Company to hold in strictest confidence, and not to use or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my Relationship with the Company), markets, works of original authorship, photographs, negatives, digital images, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b)    Other Employer Information. I agree that I will not, during my Relationship with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

(c)    Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Intellectual Property.

(a)    Assignment of Intellectual Property. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any original works of authorship, inventions, concepts, improvements, copyrights, patent rights, trade secrets and all other intellectual property rights of any sort throughout the world, whether or not patentable or registerable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the service of the Company (collectively referred to as “Intellectual Property”) and which (i) are developed using the equipment, supplies, facilities or Confidential Information of the Company, (ii) result from or are suggested by work performed by me for the Company, or (iii) relate to the business, or to the actual or demonstrably anticipated research or development of the Company. The Intellectual Property will be the sole and exclusive property of the Company. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my Relationship with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. To the extent any Intellectual Property is not deemed to be work for hire, then I will and hereby do assign all my right, title and interest in such Intellectual Property to the Company. I hereby make all assignments necessary to accomplish the foregoing.

(b)    Moral Rights. To the fullest extent allowed by applicable law, Section 3(a) above includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively

“Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by Company and agree not to assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by Company.

(c)    Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Intellectual Property and any copyrights, patents or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Intellectual Property, and any copyrights, patents or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of my employment with the Company.

I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications or documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. The designation and appointment of the Company and its duly authorized officers and agents as my agent and attorney in fact shall be deemed to be coupled with an interest with full power of substitution and therefore irrevocable.

(d)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Intellectual Property made by me (solely or jointly with others) during the term of my Relationship with the Company. The records will be in the form of notes, sketches, drawings, and works of original authorship, photographs, negatives, digital images or any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e)    Intellectual Property Retained and Licensed. I have listed on Appendix A, in a manner that does not violate any third party rights or disclosure any confidential information, a list of all original works of authorship, inventions, developments, improvements, and trade secrets which were made by me prior to my Relationship with the Company (collectively referred to as “Prior Intellectual Property”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is provided below, I represent that there is no such Prior Intellectual Property. If in the course of my Relationship with the Company, I incorporate into Company property any Prior Intellectual Property owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Intellectual Property as part of or in connection with such Company property.

(f)    Exceptions to Assignment. I understand that if I am employed with the Company in the State of California, the provisions of this Intellectual Property Agreement requiring assignment of Intellectual Property to the Company are limited to Section 2870 of the California Labor Code, which is attached hereto as Appendix B, and do not apply to any intellectual property that (i) I develop entirely on my own time; and (ii) I develop without using Company equipment, supplies, facilities, or trade secret information; and (iii) do not result from any work performed by me for the Company; and (iv) do not relate at the time of conception or reduction to practice to the Company’s current or anticipated business, or to its actual or demonstrably anticipated research or development. Any such intellectual property will be owned entirely by me, even if developed by me during the time period in which I am employed by the Company. I will advise the Company promptly in writing of any intellectual property that I believe meet the criteria for exclusion set forth herein and are not otherwise disclosed pursuant to Section 3(e) above.

(g)    Return of Company Documents. I agree that, at the time of leaving the employ of the Company or earlier if so requested by the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all works of original authorship, photographs, negatives, digital images, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my Relationship with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my Relationship with the Company, I agree to sign and deliver the “Termination Certificate” attached hereto as Appendix C.

(h)    Model Release. I hereby grant the Company and its assigns and licensees the irrevocable right to use any photographs, video, audio, and audio-visual recordings, and the resulting instances of my likeness and voice, to the extent the same are taken of me by the Company or any of its customers, investors, vendors or guests during my employment with the Company (collectively, “Content”), in all forms and in all media and in all manners, including any composite or distorted representations of the same, for advertising, trade, or any other lawful purposes in connection with the promotion of the Company’s business, products, and/or services.

I hereby waive any right to inspect or approve the Content or printed or electronic matter that may be used in conjunction with the Content now or in the future, whether that use is known to me or unknown, and I waive any right to royalties or other compensation arising from or related to the use of the Content. It is the discretion of the Company to decide whether and how to use the Content and nothing herein shall be construed to obligate the Company to produce, distribute or use any of the rights granted herein.

4.    Notification of New Employer. In the event of my termination of employment from the Company for any reason, I hereby grant consent to notification by the Company to my new employer or consulting client regarding my rights and obligations under this Intellectual Property Agreement.

5.    Representations. I represent that my performance of all the terms of this Intellectual Property Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my Relationship with the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Intellectual Property Agreement.

6. Equitable Relief.

Each of the Company and I agree that disputes relating to or arising out of a breach of the covenants contained in this Intellectual Property Agreement would likely require injunctive relief to maintain the status quo of the parties pending any litigation or other action. The parties hereto also agree that it would be impossible or inadequate to measure and calculate the damages from any breach of the covenants contained in this Intellectual Property Agreement prior to resolution of any dispute. Accordingly, if either party claims that the other party has breached any covenant of this Intellectual Property Agreement, that party will have available, in addition to any other right or remedy, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and/or to specific performance of any such provision of this Intellectual Property Agreement pending resolution of the dispute.    The parties further agree that no bond or other security shall be required in obtaining such equitable relief and hereby consents to the issuance of such injunction and to the ordering of specific performance.

7. Exceptions.

Nothing contained in this Intellectual Property Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (iii) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), I understand that I will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Intellectual Property Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If I am required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, I shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony.

8. General Provisions.

(a)    Governing Law; Consent to Personal Jurisdiction. This Intellectual Property Agreement will be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed within such state, without regard to the conflicts of law provisions thereof. I hereby expressly consent to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Eastern District of California for any lawsuit filed there by either party arising from or relating to this Intellectual Property Agreement.

(b) Entire Agreement. This Intellectual Property Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes and replaces all prior discussions between me and the Company regarding the subject matter herein. No modification of or amendment to this Intellectual Property Agreement, nor any waiver of any rights under this Intellectual Property Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Intellectual Property Agreement.

(c)    Severability. If one or more of the provisions in this Intellectual Property Agreement are deemed void or unenforceable by law, then such void or unenforceable portion(s) shall be limited or excluded from this Intellectual Property Agreement to the minimum extent required so that this Intellectual Property Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

(d)    Successors and Assigns. This Intellectual Property Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. This Intellectual Property Agreement is fully assignable and transferable by Company, but any purported assignment or transfer by me is void.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

I HAVE READ THIS INTELLECTUAL PROPERTY AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS INTELLECTUAL PROPERTY AGREEMENT. I SIGN THIS INTELLECTUAL PROPERTY AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT THE COMPANY WILL RETAIN ONE COUNTERPART AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

July 10, 2020	Employee
/s/ Michael Colglazier
Michael Colglazier

APPENDIX A

PRIOR INTELLECTUAL PROPERTY

APPENDIX B

California Labor Code Section 2870. Application of provision that employee shall assign or offer to assign rights in invention to employer.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)	Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2)	Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.